UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

 _________________________________________________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2012

_________________________________________________

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

001-32543

(Commission file number)

20-2803889

(I.R.S. Employer

Identification No.)

6402 CORPORATE DRIVE

INDIANAPOLIS, INDIANA 46278

(Address of principal executive office and zip code)

(317) 532-1374

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 26, 2012, CEP, Inc., a Tennessee corporation (“Parent”), CEP Merger Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Fortune Industries, Inc., an Indiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Merger Sub will merge with and into the Company (the “Merger”) with the Merger Sub surviving as a subsidiary of CEP (the “Surviving Corporation”).  CEP, Merger Sub, and the Company are referred to herein collectively as the “Parties.” The Surviving Corporation will be named “Fortune Industries, Inc.” when the merger is effective.

Subject to the terms and conditions of this Agreement, at the Effective Time, (i) each single share of the Company’s Series C Preferred Stock, $0.10 par value (“Company Preferred Stock) will be canceled and extinguished and automatically converted into 145.971 validly issued, fully paid and non-assessable shares, of common stock, par value $0.00001 per share, of the Surviving Corporation; (ii) as to each record holder of the Company’s Common Stock, $0.10 par value (“Company Common Stock”) holding less than five hundred one (501) shares thereof on the date of the Merger Agreement and until immediately prior to the Effective Time (including any heir or devisee of such record holder holding such shares pursuant to the laws of descent and distribution in that record holder’s domicile), such record holder’s shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive Sixty-One Hundredths Dollar ($0.61) per share (the “Per Share Amount”); (iii) as to each record holder of Company Common Stock that does not meet the conditions specified in item (ii) above and as to each record holder of Company Common Stock holding five hundred one (501) shares thereof or greater immediately prior to the Effective Time, each such holder’s shares issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.00001 per share, of the Surviving Corporation (the “Non-Cash Consideration”; the Per Share Amount, and the Non-Cash Consideration are referred to herein collectively as the “Merger Consideration”).

Each share of Company Common Stock or Company Preferred Stock held as treasury stock by the Company or any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each “Company Option” or “Other Option” (both as defined in Section 2.2(b) of the Merger Agreement) which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the CEP, Merger Sub, the Company, or the holder thereof, be converted into and shall become a right to receive an amount in cash, without interest, with respect to each share subject thereto, equal to the excess, if any, of the Per Share Amount over the per share exercise or purchase price of such Company Option or such Other Option, and each Company Option and Other Option shall be canceled at the Effective Time. The Stock Option Plans (as defined in Section 2.12(a)) shall terminate at the Effective Time. All warrants issued by the Company and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or compensation therefor. Each holder of such shares of common stock, whether certificated or uncertificated, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

The Merger Agreement contains customary representations and warranties for a transaction of this type.  None of the representations and warranties contained in the Merger Agreement or any instrument delivered pursuant to the Agreement will survive the Effective Time.

The Merger Agreement contains certain conditions that must be satisfied before a Party will be required to close the Merger, including (i) the approval of the shareholders of the Company, (ii) the bring-down of the representations and warranties of the other Party, (iii) the material compliance of the other Party with its covenants and obligations, (iv) the material compliance of Carter M. Fortune and his affiliates with the ancillary agreements executed and delivered to CEP in connection with Merger; and (v) certain matters related to funding of the Merger Consideration and the reduction of the number of record shareholders below 300 at the Effective Time.  Mr. Fortune, either directly or beneficially, owns and controls approximately 60% of the outstanding shares of the common stock of the Company as of the date of this filing, and he and his affiliates are parties to a voting agreement with CEP and Merger Sub to cause all shares beneficially owned and/or controlled by him to be voted in favor of the Merger. In addition to the Merger Agreement and the voting agreement, CEP is also a party with Mr. Fortune and certain of his affiliates to a Preferred Stock Purchase and Rollover Contribution Agreement dated March 26, 2012, pursuant to which CEP will purchase 100% of the Company Preferred Stock immediately prior to the Effective Time for an aggregate purchase price of $12,300,000 (of which $6,000,000 will be paid in cash and $6,300,000 will be paid by delivery of a subordinated promissory note payable to the order of Mr. Fortune). The cash portion of the purchase price is expected to be funded pursuant to a senior credit facility by a commercial lender for which a commitment has been obtained by CEP. The senior credit facility and the subordinated obligation to Mr. Fortune will become obligations of both CEP and the Surviving Corporation upon the Merger. Under the terms of the Preferred Stock Purchase and Rollover Contribution Agreement, Mr. Fortune and his affiliates will rollover their Company Common Stock to CEP immediately prior the Effective Time, and Mr. Fortune will hold 20% of the issued and outstanding common stock of CEP. When the Merger is effective, CEP will be the majority shareholder of the Surviving Corporation.

The Merger Agreement may be terminated at any time prior to the Effective Time by, among other things, (i) mutual agreement of the Parties duly authorized by their respective boards of directors; (ii) by either CEP or the Company if the Merger is not consummated on or before June 30, 2012, which date shall be automatically extended to December 31, 2012, if, by the June 30th date, all regulatory conditions are not satisfied (the “Outside Date”), provided that the right to terminate will not be available to any Party if the failure of such Party to perform its obligations has been the cause of the failure of the Merger to be consummated on or before the Outside Date; (iii) by either CEP or the Company if any court of competent jurisdiction or governmental entity issues an order or takes action restraining, enjoying or prohibiting the Merger; (iv) by CEP or the Company if the other Party has breached certain of its representations or warranties or failed to perform certain of its covenants or obligations subject to certain opportunities to cure; and (v) by CEP (at any time prior to the vote of the shareholders) if a “Triggering Event” (defined in Section 7.1 of the Merger Agreement) has occurred; or (vi) by the Company, upon certain conditions, if the Company receives a “Superior Offer” (as defined in Section 5.3(f) of the Merger Agreement).

The description of the Merger Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CEP or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the Parties, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CEP, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of CEP or the Company.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction involving the Company and CEP, certain participants in the Merger will prepare Schedule 13e-3 and will prepare a preliminary proxy statement for the shareholders of the Company, both of which will be filed with the Securities and Exchange Commission (the “SEC”). A notice of special meeting of the Company’s shareholders and a proxy statement will be mailed to the Company’s shareholders, and the Company may file other documents regarding the proposed transaction with the SEC as well.   The Company urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC (including the Schedule 13e-3), because they will contain important information. Investors and shareholders will be able to obtain, without charge, a copy of these documents at the SEC’s website, http://www.sec.gov, or from the Company by directing a request by mail or telephone to the Company to the attention of Carrie Hill, Corporate Secretary, Fortune Industries, Inc., 6402 Corporate Drive, Indianapolis, Indiana 46278 (telephone number: 317/532-1374).

Item 3.03. Material Modification to Rights of Security Holders

After the Merger is effective, the Company’s record shareholder count is expected to be reduced below 300, which will enable the company to cease reporting to the SEC, thereby achieving an expected cost savings to the Company. The NYSE Amex Exchange has been notified that the company intends to voluntarily withdraw its securities from listing and registration when the Merger is effective. From now until the Effective Time of the Merger, the Company expects its common stock to continue trading on the NYSE Amex Exchange under its current symbol, “FFI.”

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s board of directors will submit the Merger to a vote of the Company’s shareholders after regulatory reviews are completed. A notice of special meeting of the Company’s shareholders, along with a proxy statement, will be mailed to the Company’s shareholders of record as of a date to be determined later by the board of directors. The Company’s majority shareholder has entered into a voting agreement with CEP and Merger Sub to cause all shares owned or beneficially owned and controlled by him to be voted in favor of the Merger.

Item 8.01.  Other Events

On March 26, 2012, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of March 26, 2012, among CEP, Inc., CEP Merger Sub, Inc., and Fortune Industries, Inc.

99.1	Press Release issued by Fortune Industries, Inc. on March 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: March 26, 2012	By:	/s/ Tena Mayberry
Tena Mayberry
Chief Executive Officer